     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William W. Frederick, their true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all
Forms 3, Forms 4 and Forms 5 required to be filed by the undersigned under the Securities Exchange Act of 1934, as amended, all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Edward G. Solomon
Director
February 16, 2009